EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63
 of Title 18 of the United States Code

In connection with the Annual Report of Overture Acquisition Corp. (the ‘‘Company’’) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the ‘‘Report’’), each undersigned officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. W. Hunt
John F. W. Hunt Chief Executive Officer and Secretary (Principal Executive Officer) Date: April 28, 2008
/s/ Marc J. Blazer
Marc J. Blazer President and Treasurer (Principal Financial Officer) Date: April 28, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Overture Acquisition Corp. and will be retained by Overture Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.